Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-149872 and No. 333-239423) of our report dated June 23, 2022, with respect to the financial statements and supplemental schedule of Regency Centers 401(k) Profit Sharing Plan included in this Annual Report on Form 11-K for the year ended December 31, 2021.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Jacksonville, Florida

June 23, 2022